                       MORGAN STANLEY DEAN WITTER ADVISORS
                             Two World Trade Center
                            New York, New York 10048



                                          January 6, 2000



Active Assets Institutional Money Trust
Two World Trade Center
New York, New York 10048

Gentlemen:

       We are purchasing from you today 100,000 shares of your beneficial interest, of $0.01 par value, of your, at a price of $1.00 per share, for an aggregate price of $100,000, to provide the initial capital you require pursuant to Section 14 of the Investment Company Act of 1940 in order to make a public offering of your shares.

       We hereby represent that we are acquiring said shares for investment and not for distribution or resale to the public.



                                     Very truly yours,

                                     MORGAN STANLEY DEAN WITTER ADVISORS INC.


                                     By: /s/ Mitchell M. Merin
                                         ---------------------
                                         Mitchell M. Merin
                                         President and Chief Executive Officer